Exhibit 10.23a

AMENDMENT TO COAL SUPPLY AGREEMENT

THIS AMENDMENT TO COAL SUPPLY AGREEMENT (this “Amendment”) is made as of June 14, 2007 (the “Effective Date”), by and between Wabash River Energy, Ltd., an Indiana corporation (“Buyer”), and Midwest Mining Company, LLC, an Indiana limited liability company (“Supplier”).

RECITALS:

A. Buyer and Supplier are parties to that certain Coal Supply Agreement dated as of January 20, 2004 (the “Agreement”), which Agreement sets forth the terms and conditions under which quantities of coal will be mined, supplied, delivered and paid for with respect to the coal reserves (the “Reserves”) that are mined or caused to be mined by Supplier from the property (the “Property”) described on Exhibit I to the Agreement, which Reserves are owned by Global Energy, Inc., an Indiana corporation (“Global Energy”).

B. Buyer and Supplier wish to amend the Agreement to provide that Supplier will be responsible for any and all royalties to be paid in connection with mining, recovery, removal, delivery or sale of the Reserves from the Property.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals and other consideration, the receipt and sufficiency of which Buyer and Supplier acknowledge, Buyer and Supplier agree as follows:

1. Recitals. The foregoing Recitals are incorporated herein by reference.

2. Capitalized Terms. Capitalized terms, when not defined herein, shall have the meanings given them in the Agreement.

3. Agreement Regarding Royalties. Supplier agrees that as the sole and exclusive supplier of coal to the Wabash River Energy Station, it shall: (a) use commercially reasonable efforts (including conducting title searches) to determine whether any royalty payments are owed to third parties in connection with the mining, recovery, removal, delivery or sale of the Reserves located on the Property, (b) make any and all such royalty payments to such third parties in a timely manner and in accordance with the terms of the instruments by which the royalty was granted to or reserved by such third parties, and (c) upon request of Buyer or Global Energy (which requests may made be no more frequently than four times per year), provide an accounting of all such royalty payments owed and paid to third parties. Supplier shall not be responsible for any royalties granted to third parties by Global Energy or any of its affiliates.

4. Miscellaneous. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. Except as expressly provided in this Amendment, nothing herein shall amend, modify or waive any provision of the Agreement. This Amendment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one original. A signature of a party transmitted by facsimile to the other and received by the other shall be considered binding on the transmitting party as fully as if the original of such signature page signed by such party were delivered by such party to the other. The parties shall record a short form memorandum of the Agreement, as amended by this Amendment, in the appropriate county records, upon request by either party.

IN WITNESS WHEREOF, Buyer and Supplier have executed this Amendment as of the Effective Date.

Wabash River Energy, Ltd., an Indiana corporation		Midwest Mining Company, LLC., an Indiana limited liability company

By:	/s/ H. H. Graves	By:	/s/ Charles B. Lee
Its:	President and CEO	Its:	President